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                                                           EXHIBIT 10.1















                      TOYOTA MOTOR SALES, U.S.A., INC.

                   Supplemental Executive Retirement Plan


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                             TABLE OF CONTENTS
                             -----------------

ARTICLE I    Purpose....................................................  1

ARTICLE II   Definitions................................................  1

ARTICLE III  Eligibility and Participation..............................  3
     3.1     Eligibility to Participate.................................  3
     3.2     Certain Enrollment Procedures..............................  4

ARTICLE IV   Calculation of Benefits....................................  4
     4.1     General....................................................  4
     4.2     Benefit Formula............................................  4
     4.3     Benefit Commencement before Age 62.........................  4

ARTICLE V    Vesting of Benefits........................................  5

ARTICLE VI   Payment of Benefits........................................  5
     6.1     Date of Payment............................................  5
     6.2     Form of Payment............................................  5

ARTICLE VII  Death and Disability Benefits..............................  6
     7.1     Death Benefit..............................................  6
     7.2     Disability Benefit.........................................  7

ARTICLE VIII Right to Terminate or Modify Plan..........................  7

ARTICLE IX   No Assignment, Etc.........................................  8

ARTICLE X    The Committee..............................................  8

ARTICLE XI   Release....................................................  9

ARTICLE XII  No Contract of Employment..................................  9

ARTICLE XIII Company's Obligation to Pay Benefits.......................  9

ARTICLE XIV  Claim Review Procedure.....................................  9

ARTICLE XV   Arbitration................................................ 10

ARTICLE XVI  Miscellaneous.............................................. 11
    16.1     Successor and Assigns...................................... 11
    16.2     Notices.................................................... 11
    16.3     Limitations on Liability................................... 11
    16.4     Certain Small Benefits..................................... 11
    16.5     Governing Law.............................................. 11



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                      TOYOTA MOTOR SALES, U.S.A., INC.
                   SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                                ARTICLE I
                                 Purpose
                                 -------

     The purpose of the Toyota Motor Sales, U.S.A., Inc. Supplemental Executive Retirement Plan (the "Plan") is to attract and retain valuable executive employees by making available certain benefits that otherwise would be unavailable under the Company's Qualified Pension Plan.

     This Plan is designed to qualify as an unfunded plan of deferred compensation for a select group of management or highly compensated employees described in 29 CFR 2520.104 23 and Sections 201(a), 301(a)(3) and 401(a)(1)
of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Further, this Plan is designed to qualify as a plan described in Section 114(b)(1)(I) of the Internal Revenue Code ("Code").

                               ARTICLE II
                               Definitions
                               -----------

     The  following terms  shall have  the meanings  set forth  below in  this
Article II, when capitalized:

     2.1 "Base Salary", for any period, means a Participant's base salary paid for such period, determined in a manner consistent with the determination of "Compensation" under the Qualified Pension Plan, but without application of any limitation under Code Section 401(a)(17) or similar such provision, and without application of any family aggregation rules under Code Section 414(q)(6) or similar such provision that the Committee determines to be relevant only to the Qualified Pension Plan. Base Salary shall include any amount that would have been paid as base salary but for the Participant's election to defer such amount under a plan of deferred compensation sponsored by the Company.

     2.2 "Bonus Pay" for any period, means the total of all bonus payments made for such period, determined in a manner consistent with the determination of "Bonus/Gift" under the Qualified Pension Plan, but without application of any limitation under Code Section 401(a)(17) or similar such provision, without application of any provision of the Qualified Pension Plan that considers only a stated percentage of a Participant's "Bonus/Gift" and without application of any family aggregation rules under Code Section 414(q)(6) or similar such provision that the Committee determines to be relevant only to the Qualified Pension Plan, and Bonus Pay shall include any amount that would have been paid as bonus pay but for the Participant's election to defer such amount under a plan of deferred compensation sponsored by the Company.

     2.3 "Committee" means the committee appointed to administer the Plan in accordance with Article X.

     2.4     "Company" means Toyota Motor Sales, U.S.A., Inc.

     2.5 "Effective Date" means October 1, 1995, with the result that this Plan shall be effective for persons retiring on or after October 1, 1995.


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     2.6     "Eligible Employee" means  an employee of the Company who on  any date after the Effective Date is a General Manager, Area Manager, Corporate Manager, Vice President, Group Vice President or Officer. The Committee shall have full and complete discretion to determine whether an employee occupies one of the aforementioned positions for purposes of being an Eligible Employee.

     2.7 "Officer" means an officer of Company; provided, however, that the term "officer" shall not include a General Manager, Area Manager, Corporate Manager, or Vice President, nor shall the term "Officer," include a Group Vice President unless determined to the contrary, in writing, by the President of the Company.

     2.8 "Participant" means each Eligible Employee who has commenced to participate in this Plan in accordance with Article III.

     2.9 "Plan" means the Toyota Motor Sales, U.S.A., Inc. Supplemental Executive Retirement Plan, as set forth herein.

     2.10 "Plan Administrator" means Toyota Motor Sales, U.S.A., Inc.. For purposes of Section 3(16)(A) of ERISA, Toyota Motor Sales, U.S.A., Inc. shall be the "plan administrator" and shall be responsible for compliance with any applicable reporting and disclosure requirements imposed by ERISA.

     2.11 "Plan Year" means the fiscal period commencing each October 1 and ending the following September 30.

     2.12 "Primary Social Security Benefit" means a Participant's primary social security benefit determined under rules applicable to the Qualified Pension Plan.

     2.13 "Qualified Pension Plan" means the Toyota Motor Sales, U.S.A., Inc. Pension Plan, as in effect from time to time.

     2.14 "Separation from Service" means any separation from service of the Company for any reason. In the case of a Participant on disability, Separation from Service shall be deemed to occur when long term disability coverage commences, unless otherwise determined by the Committee.

     2.15 "SERP Calculated Age" means a Participant's actual age, except that for each twelve (12) consecutive month period during which a Participant is a Vice President, Group Vice President or Officer of Toyota, such Participant's age shall be increased by one-half year (with proration on a monthly basis for periods of fewer than twelve (12) consecutive months); provided, however, that no more than ten (10) such twelve month periods shall be taken into account with respect to a Participant's service as a Vice President, or Group Vice President who is not an Officer (no such limitation shall apply with respect to a Participant's service as an Officer).

     2.16 "SERP Pay" means the Participant's average annual Base Salary plus an applicable percentage of such Participant's average annual Bonus Pay, for the thirty-six (36) consecutive months out of the last one hundred twenty
(120) consecutive months of employment by the Company that produce the highest average. For purposes of determining such average, the Committee shall apply principles consistent with the principles applied for such purpose under the Qualified Pension Plan, taking into account differences in the averaging periods and without application of rules determined by the Committee to be


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relevant only to the Qualified  Pension Plan.  The applicable percentage  of a
Participant's Bonus Pay to be used in determining a Participants SERP Pay shall be fifty percent (50%) plus an additional five (5) percentage points for each year of service as a General Manager, Area Manager, Corporate Manager, Vice President, Group Vice President or Officer, provided, however, that no more than twenty-five (25) percentage points shall be added for service other than as an Officer, and no more than fifty (50) percentage points shall be added for service as an Officer. In no event shall the applicable percentage of a Participant's Bonus Pay to be used in determining a Participant's SERP
Pay exceed  one hundred  percent  (100%).   SERP Pay  shall be  prorated on  a
monthly basis.

     2.17 "SERP Years of Service" means the total of a Participant's years of service, as determined by applying principles consistent with principles applied under the Qualified Pension Plan (including the maximum twenty-five
(25) years of service thereunder, but not the break in service rules, or, except as expressly provided herein, the special rule as to disability, or any other rule determined by the Committee to be relevant only to the Qualified Pension Plan). In addition, for each SERP Year of Service earned pursuant to the preceding provisions of this Section 2.17 for service as a Vice President or Group Vice President who is not an Officer, an additional one-quarter SERP Year of Service shall be credited, and for each SERP Year of Service earned pursuant to the preceding provisions of this Section 2.17 for service as an Officer, an additional one-half SERP Year of Service shall be credited, provided however, that the maximum number of SERP Years of Service that shall be recognized under this Plan shall be thirty (30). SERP Years of Service shall be prorated on a monthly basis.

     2.18    "Toyota" means Toyota Motor Sales, U.S.A., Inc.

     2.19 "Toyota Pension Plan Benefit" means the Participant's benefit under the Qualified Pension Plan, including any benefit payable by reason of a provision therein providing a non-qualified pension benefit on account of the application of certain Internal Revenue Code provisions applicable to plans qualified under Section 401(a) of the Code. For purposes of determining the Toyota Pension Plan Benefit of any Participant for purposes of this Plan, any benefit that would have been included in the Participant's Toyota Pension Plan Benefit but for application of the provisions of any domestic relations order, Internal Revenue Service or other governmental seizure, attachment or other order or decree, or tax, penalty or other reduction in the Participant's Toyota Pension Plan Benefit, nevertheless shall be deemed to be a part of the Participant's Toyota Pension Plan Benefit for purposes of this Plan. The Toyota Pension Plan Benefit shall be computed as if such benefit were paid commencing as of the same date as benefits commence to be paid under this Plan, and were paid in the form of a single life annuity for the life of the Participant.

                               ARTICLE III
                      Eligibility and Participation
                      -----------------------------

3.1     Eligibility to Participate

     Subject to the provisions of Section 3.2 below, each Eligible Employee shall become a Participant as of the later of the Effective date or the date on which person becomes an Eligible Employee.


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3.2     Certain Enrollment Procedures

     As a condition of participation or continued participation in this Plan the Committee may require an Eligible Employee to deliver to the Committee such properly completed enrollment forms and agreements as the Committee may require.

     Commencement or recommencement of active participation following any Separation from Service or other interruption of employment shall be on such terms and under such conditions as the Committee may, in its discretion, provide.

                               ARTICLE IV
                         Calculation of Benefits
                         -----------------------

4.1     General

     A Participant's benefits under this Plan shall be calculated as provided in this Article IV, provided, however, that a Participant's eligibility to receive a benefit hereunder shall be subject to succeeding provisions of this Plan.

4.2     Benefit Formula

     A Participant's benefit, expressed in the form of an annual benefit payable commencing when the Participant's SERP Calculated Age is age sixty-two
(62) and payable for the lifetime of the Participant shall be equal to the product of (a) multiplied by (b), minus (c), where (a), (b) and (c) are determined as follows:

          (a)     Equals the remainder of

                  (i)   Participant's SERP Pay, minus

                  (ii)  The Participant's estimated Primary Social Security
                        Benefit

                                    and

          (b) Equals two (2) percentage points multiplied by the Participant's SERP Years of Service

                                    and

          (c) Equals the Participant's Toyota Pension Plan Benefit (expressed as an annual benefit).

4.3     Benefit Commencement before Age 62

     If a Participant's benefit under this Plan commences to be paid before the Participant's SERP Calculated Age equals sixty-two (62), the benefit calculated as provided in Section 4.2 shall be reduced to reflect the longer anticipated period of time that such benefit is to be paid, and such reduction shall be determined in the same manner as a reduction is computed under the Qualified Pension Plan in the case of a Participant who retires under such


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Qualified  Pension Plan  with at  least five  (5) years  of participation  but before attainment of age sixty-two (62); provided, however, that in applying such rules of the Qualified Pension Plan as may be in effect from time to time, the reduction for purposes of this Plan (but not for purposes of the Qualified Pension Plan) shall reflect the Participant's SERP Calculated Age in lieu of the Participant's actual age.

                                ARTICLE V
                           Vesting of Benefits
                           -------------------

     Except as provided in Article VII, no Participant shall have a vested interest in benefits under this Plan unless and until (a) the Participant and the President of Toyota, or the delegate of such President, agree in writing on a date of the Participant's Separation from Service that is mutually acceptable to the Participant and Toyota, and (b) the Participant's Separation from Service occurs as provided in such agreement and on or after such
Participant's SERP Calculated Age is at least fifty-five (55) and such Participant has a fully vested benefit under the Qualified Pension Plan. Until such a termination of employment occurs in accordance with such an agreement, all benefits of a Participant shall remain completely forfeitable. Notwithstanding the foregoing, if the President of Toyota invites a Participant to retire for any reason, benefits accrued under this Plan shall be forfeited unless such Participant accepts such invitation to retire and retires on such date or within such period of time as is determined by the President of Toyota, and, unless otherwise determined by the President of Toyota, the Participant shall cease to participate herein.

                                ARTICLE VI
                           Payment of Benefits
                           -------------------

6.1     Date of Payment

     Except as otherwise provided in Article VII and subject to the provisions of Article V, a Participant's benefit hereunder, payable on account of a Separation from Service on or after the Participant's SERP Calculated Age equals fifty-five (55) and such Participant has a fully vested benefit under the Qualified Pension Plan, shall commence to be paid as soon as practicable following the date of such Separation from Service.

6.2     Form of Payment

           (a)      Single Life Annuity.  The normal form of payment under the
                    -------------------
      Plan for a Participant who is not married on the date of his or her Separation from Service shall be a single life annuity providing monthly payments for the life of the Participant, and under which all benefit payments cease as of the date of death of the Participant.

           (b)      Unreduced Joint and Survivor Annuity.  The normal form of
                    ------------------------------------
      benefit payable to a Participant who is an Officer, Group Vice President or Vice President and lawfully married to a spouse on the date of his or her Separation from Service and who has been continuously married to such spouse throughout the twelve (12) month period ending on the Participant's date of Separation from Service

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      shall  be an unreduced fifty  percent (50%) joint  and survivor annuity, providing monthly payments during such Participant's life in the same amount as the monthly amount payable under the single life annuity form, and providing continued monthly payments after the Participant's death to the spouse to whom the participant is married on the date of
      his  or her  Separation   from  Service.   Each  such continued  monthly
      payment payable to the surviving spouse after the Participant's death shall be fifty percent (50%) of the monthly payment amount payable
      during  the  Participant's lifetime.    Such  continuing payments  shall
      continue during the life of the surviving spouse and shall cease on the date of death of such surviving spouse.

           (c)     Reduced Joint and Survivor Annuity.  The normal form of
                   -----------------------------------
      benefit payable to a Participant who is not an Officer, Group Vice President or Vice President, and who is lawfully married to a spouse on the date of his or her Separation from Service but who has not been continuously married to such spouse throughout the twelve (12) month period ending on the Participant's date of Separation from Service shall be a reduced fifty percent (50%) joint and survivor annuity, providing reduced monthly payments during such Participant's life, and providing continued monthly payments after the Participant's death to the spouse to whom the participant is married on the date of his or her Separation from Service. Each such continued monthly payments payable to the surviving spouse shall be fifty percent (50%) of the monthly payment amount payable during the Participant's lifetime. The reduction in the Participant's monthly benefits shall be determined by application of the same reduction factors as are applied for purposes of determining such reduction under the Qualified Pension Plan. Such continuing payments shall continue during the life of the surviving spouse and shall cease on the date of death of such surviving spouse.

           (d)     Request for Optional Forms.  A Participant may request the
                   ---------------------------
      Committee to cause such Participant's benefits to be paid in another optional form provided from time to time under the Qualified Pension Plan, provided, however, that no such optional form shall reflect any actuarial subsidy attributable to the subsidy provided in Section 6.2(b) hereof, and the Committee shall have no obligation to approve any such request. The Committee may require the payment form hereunder to be the same as the payment form under the Qualified Pension Plan.

                               ARTICLE VII
                       Death and Disability Benefits
                       -----------------------------

7.1     Death Benefit

     In the event of the death of a Participant who is lawfully married to a spouse on the date of the Participant's death, a death benefit shall be payable to such surviving spouse. Such benefit shall consist of monthly payments, each of which is equal to the monthly amount that would have been paid to such spouse (a) had the Participant's Separation from Service occurred on the later of (i) the Participant's date of death, or (ii) the date on which the Participant's SERP Calculated Age would have equaled at least age fifty-five (55), (b) had the Participant's benefit commenced to be paid in the applicable payment form provided in Section 6.2, and (c) had the Participant's


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death  occurred immediately after such  commencement of benefits.   Such death
benefit shall begin to be paid as soon as practicable after the latest of (a) the Participant's date of death, (b) the date on which the Participant's SERP Calculated Age equals at least age fifty-five (55), and (c) the date on which such benefit applications, releases, and other documents as the Committee may require to be given are received by the Committee in form and manner
satisfactory to the Committee.   Death benefit payments shall cease as  of the
date  of death of  the spouse  receiving such payments.   No  benefit shall be
payable to any person  other than a spouse described in  the first sentence of
this  Section 7.1.   This Plan shall  not give effect  to disclaimers, whether
made under state or federal law.

7.2     Disability Benefit

           (a) If a Participant incurs a Total and Permanent Disability, as such term is defined from time to time under Qualified Pension Plan and has a fully vested benefit under the qualified Pension Plan but at the date of the occurrence of such Total and Permanent Disability has not completed at least one hundred twenty (120) months of service as an employee of the Company, whether or not such service is performed as an Eligible Employee as defined herein, such Participant shall be eligible to receive a benefit commencing as soon as practicable after the later of the date of such Participant's Separation from Service or the date on which such Participant's SERP Calculated Age equals fifty-five (55). Such benefit shall be equal to a benefit calculated as of the date of occurrence of the event constituting a Total and Permanent Disability.

           (b) If a Participant incurs a Total and Permanent Disability, as such term is defined from time to time under Qualified Pension Plan, and at the date of the occurrence of such Total and Permanent Disability has completed at least one hundred twenty (120) months of service as an employee of the Company, whether or not such service is performed as an Eligible Employee as defined herein, such Participant shall be eligible to receive a benefit commencing as soon as practicable after the later of the date of such Participant's Separation from Service or the date on which such Participant attains age sixty-two (62). Such benefit shall be based upon all factors as in effect on the date of the Participant's Separation from Service by reason of Total and Permanent Disability, except that such Participant shall, during the continuation of such Total and Permanent Disability and until the commencement of such benefit, be eligible to continue to accrue additional SERP Years of Service which shall be considered (up to the maximum number of such years generally applicable under the
      Plan) in the computation of such Participant's benefit. To the extent practicable, the Participant's SERP Pay shall be computed by applying rules similar to those applicable under the Qualified Pension Plan to the extent such rules provide for assuming that the Participant's compensation continues during a period of disability at the same rate as existed prior to disability.

                               ARTICLE VIII
                     Right to Terminate or Modify Plan
                     ---------------------------------

     By action of the Executive Committee of Toyota Motor Sales, U.S.A., Inc., Toyota may modify or terminate this Plan without further liability to any Eligible Employee or former employee or any other person. Notwithstanding the



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preceding provisions of  this Article  VIII, except as  expressly required  by law, this Plan may not be modified or terminated as to any Participant in a manner that adversely affects the payment of benefits in pay status, except that in the event of the termination of the Plan as to all Participants, this Plan may in the sole discretion of the Executive Committee of said Board be modified to accelerate payment of benefits to Participants.

                                ARTICLE IX
                            No Assignment, Etc.
                            -------------------

     Benefits under this Plan may not be assigned or alienated and shall not be subject to the claims of any creditor. A Participant shall not be permitted to borrow under the Plan, nor shall a Participant be permitted to pledge or otherwise use his benefits hereunder as security for any loan or other obligation. No payments shall be made to any person or persons other than expressly provided herein, or on any date or dates other than as expressly provided herein.

     It is each Participant's sole responsibility to obtain such consents, and to take such other actions as may be necessary or appropriate in connection with participation in this Plan, including but not limited to obtaining spousal or other consents, as may be necessary or appropriate to reflect marital property, support, or other obligations arising under contract, order or by operation of law.

                               ARTICLE X
                             The Committee
                             -------------

           (a) The appointment, removal and resignation of members of the Committee shall be governed by the President of Toyota. Subject to change by the said President the membership of the Committee shall be the same as the membership of the Toyota Benefits Committee of the Qualified Pension Plan.

           (b) The Committee shall have authority to oversee the management and administration of the Plan, and in connection therewith is authorized in its sole discretion to make, amend and rescind such rules as it deems necessary for the proper administration of the Plan, to make all other determinations necessary or advisable for the administration of the Plan and to correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent that the Committee deems desirable to carry the Plan into effect. The powers and duties of the Committee shall include without limitation, the following:

                 (i) Resolving all questions relating to the eligibility of select management and highly compensated employees to become Participants; and

                 (ii) Resolving all questions regarding payment of benefits under the Plan and other questions regarding plan participation.

     Any  action taken  or  determination  made  by  the  Committee  shall  be
conclusive  on  all parties.    The exercise  of  or failure  to  exercise any
discretion reserved to the Committee to grant or deny any benefit to a



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

Participant or other person under the Plan shall in no way require the Committee or any person acting on behalf thereof, to similarly exercise or fail to exercise such discretion with respect to any other Participant.

                                ARTICLE XI
                                  Release
                                  -------

     As a condition to making any payment under the Plan, or to giving effect to any election or other action under the Plan by any Participant or any other person, the Plan Administrator may require such consents or releases as it determines to be appropriate, and further may require any such designation, election or other action to be in writing, in a prescribed form and to be filed with the Committee in a manner prescribed by the Committee. In the event the Committee determines, in its discretion, that multiple conflicting claims may be made as to all or a part of a benefit accrued hereunder by a Participant, the Committee may delay the making of any payment until such conflict or multiplicity of claims is resolved.

                               ARTICLE XII
                        No Contract of Employment
                        -------------------------

     This Plan shall not be deemed to give any employee the right to be retained in the employ of the Company or to interfere with the right of the Company to discharge or retire any employee at any time, nor shall this Plan interfere with the right of the Company to establish the terms and conditions of employment of any employee.

                               ARTICLE XIII
                   Company's Obligation to Pay Benefits
                   ------------------------------------

     Nothing contained in this Plan and no action taken pursuant to the provisions of this Plan shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company, and any Employee, an Employee's spouse or former spouse or any other person. Funds to provide benefits under the provisions of this Plan shall continue for all purposes to be a part of the general funds of the Company. To the extent that any person acquires a right to receive payments from the Company under this Plan such right shall be no greater than the right of any unsecured general creditor of the Company.

                                 ARTICLE XIV
                           Claim Review Procedure
                           ----------------------

           (a) A person who believes that he or she has not received all payments to which he or she is entitled under the terms of this Plan may submit a claim therefor. Within ninety (90) days following receipt of a claim for benefits under this Plan, and all necessary documents and information, the Committee or its authorized delegate reviewing the claim shall, if the claim is not approved, furnish the claimant with written notice of the decision rendered with respect to the application.


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
           (b) The written notice contemplated in (a) above shall set forth:

                 (i) the specific reasons for the denial, with reference to the Plan provisions upon which the denial is based;

                 (ii) a description of any additional information or material necessary for perfection of the application (together with an explanation why the material or information is necessary); and

                 (iii)   an explanation of the Plan's claim review procedure.

          (c) A claimant who wishes to contest the denial of his claim for benefits or to contest the amount of benefits payable to him shall follow the procedures for an appeal of benefits as set forth below, and shall exhaust such administrative procedures prior to seeking any other form of relief.

          (d) A claimant who does not agree with the decision rendered as provided above in this Article XIV with respect to his application may appeal the decision to the Committee. The appeal shall be made, in writing, within sixty-five (65) days after the date of notice of such decision with respect to the application. If the application has neither been approved nor denied within the ninety-day (90) period provided in (a) above, then the appeal shall be made within sixty-five
      (65) days after the expiration of the ninety-day (90) period.

          (e) The claimant may request that his application be given full and fair review by the Committee. The claimant may review all pertinent documents and submit issues and comments in writing in connection with the appeal. The decision of the Committee shall be made promptly, and not later than sixty (60) days after the Committee's receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than one hundred twenty
      (120) days after receipt of a request for review. The decision by the Committee on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant with specific reference to the pertinent Plan provisions upon which the decision is based.

                                   ARTICLE XV
                                   Arbitration
                                   -----------

     A claimant may contest the Committee's denial of his or her appeal only by submitting the matter to arbitration. In such event, the claimant and the Committee shall select an arbitrator from a list of names supplied by the American Arbitration Association in accordance with such Association's procedures for selection of arbitrators, and the arbitration shall be conducted in accordance with the rules of such Association. The arbitrator's authority shall be limited to the affirmance or reversal of the Committee's denial of the appeal, and the arbitrator shall have no power to alter, add to or subtract from any provision of this Plan. Except as otherwise required by the Employee Retirement Income Security Act of 1974, the arbitrator's decision shall be final and binding on all parties, if warranted on the record and reasonably based on applicable law and the provisions of this Plan.

                                 ARTICLE XVI
                                Miscellaneous
                                -------------

16.1     Successor and Assigns

     The Plan shall be binding upon and shall inure to the benefit of the Company, its successors and assigns, and all Participants.

16.2     Notices

     Any notice or other communication required or permitted under the Plan shall be in writing, and if directed to the Company shall be sent to the Committee or its authorized delegate, and if directed to a Participant shall be sent to such Participant at his last known address as it appears on the records of the Company.


16.3     Limitations on Liability

           (a) The Company does not warrant any tax benefit nor any financial benefit under the Plan. Without limitation to the foregoing, the Company and its officers, employees and agents shall be held harmless by the Participant or Beneficiary from, and shall not be subject to any liability on account of, the federal or state or local income tax consequences, or any other consequences of any deferrals or credits with respect to Participants under the Plan.

           (b) The Company, its officers, employees, and agents shall be held harmless by the Participant from, and shall not be subject to any liability hereunder for, all acts performed in good faith.

16.4     Certain Small Benefits

     Notwithstanding any other provision of this Plan to the contrary, in the case of a Participant whose annual benefit hereunder is not in excess of ten thousand dollars ($10,000), the Committee may, in its sole discretion, distribute an amount equal to the actuarial equivalent value of future anticipated benefits, determined in accordance with such actuarial factors and interest rate assumptions utilized from time to time under the Qualified Pension Plan for purposes of making lump sum payments thereunder.

16.5     Governing Law

     This Plan and any Participant Compensation deferral agreement hereunder are subject to the laws of the State of California, to the extent not preempted by ERISA.

     IN WITNESS WHEREOF, Toyota Motor Sales, U.S.A., Inc. has caused this instrument to be executed by its duly authorized officers, effective as of the Effective Date set forth hereinabove.

                                        TOYOTA MOTOR SALES, U.S.A., INC.

DATE:   February 7, 1996                By:  /S/ SHINJI SAKAI
                                            ------------------------------
                                                 Shinji Sakai
                                                 President









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